Exhibit 99.1

United States 12 Month Oil Fund, LP

Monthly Account Statement

For the Month Ended June 30, 2025

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$(329,090)
Unrealized Gain (Loss) on Market Value of Commodity Futures	2,469,682
Dividend Income	74,990
Interest Income	69,102
ETF Transaction Fees	350
Total Income (Loss)	$2,285,034

Expenses
General Partner Management Fees	$20,763
Professional Fees	16,320
Brokerage Commissions	475
Directors' Fees and insurance	535
License fees	520
Total Expenses	$38,613
Net Income (Loss)	$2,246,421

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 6/1/25	$38,039,418
Additions (50,000 Shares)	1,942,681
Net Income (Loss)	2,246,421

Net Asset Value End of Month	$42,228,520
Net Asset Value Per Share (1,200,000 Shares)	$35.19

To the Limited Partners of United States 12 Month Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended June 30, 2025 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States 12 Month Oil Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596